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                                                                   EXHIBIT 10.17

                           STOCK REDEMPTION AGREEMENT


         This Stock Redemption Agreement (the "Agreement") is made as of this 3rd day of May 1994, by and between John H. Marmaduke, Independent Executor of the Estate of Sam H. Marmaduke, Deceased (the "Estate"), and Hastings Books, Music & Video, Inc., ("Company").

                              W I T N E S S E T H:

         WHEREAS, the Estate owns common stock of the Company and wishes to sell a portion of such common stock to the Company pursuant to the provisions of Internal Revenue Code Section 303 on the terms and conditions set forth herein; and

         WHEREAS, the Company deems it advisable and in its best interest for it to acquire such common stock of the Company from the Estate, and wishes to purchase such common stock on the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         "Annual Purchase Obligation" means the cumulative dollar value of Shares, valued at the Valuation Price, the Estate may tender, and if tendered, the Company will purchase, during any Year. The Annual Purchase Obligation for each Year is shown on Exhibit "A".

         "Closing" means the actual purchase of Shares each Year.
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         "Cumulative Purchase Obligation" means the sum of the Annual Purchase
Obligations.  The Cumulative Purchase Obligation is shown on Exhibit "A."

         "Shares" means common stock of the Company now owned by the Estate.

         "Valuation Price" means the price per share of common stock of the Company for the Year applicable to such purchase, established by a fair market evaluation of the common stock of the Company performed by an independent third-party at the direction of the Company, as the value of the common stock of the Company as held by the Company's Profit Sharing Plan. A. G. Edwards & Sons, Inc., currently provides such an evaluation annually for the Company's Profit Sharing Plan. In the event more than one evaluation is performed annually, the evaluation immediately prior to June 1st of a Year shall be the evaluation used for such Year. In the event the common stock of the Company becomes publicly traded, the Valuation Price for a given Year shall be the weighted average sales price per share of common stock of the Company for the twenty (20) days prior to April 30th of such Year on which trading of the common stock of the Company actually occurs. In the event no evaluation is performed for the Company's Profit Sharing Plan and the common stock is not publicly traded, the price per share shall be as determined by a majority of disinterested directors of the Company.

         "Year" means a calendar year.

                                   ARTICLE II

                                   REDEMPTION

         2.1 Section 303 Redemption. The parties agree that all shares sold by the Estate and purchased by the Company pursuant to this Agreement shall be sold and purchased subject to the provisions of Section 303 of the Internal Revenue Code of 1986, as amended, and that such sale



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and purchase shall comply in all respects with Internal Revenue Code Section
303 or any revision to or replacement for such section.

                                  ARTICLE III

                               PURCHASE PROCEDURE

         3.1 Tender. Each Year, the Estate may tender to the Company for purchase the number of Shares with a cumulative value equal to or less than the Annual Purchase Obligation for such Year as shown on Exhibit "A." For purposes of determining the number of Shares that may be tendered to the Company each Year, a Share shall be valued at the Valuation Price, regardless of any other price or value that may be attributable to the Shares by any other person or entity.

         3.2 Purchase. The Company shall purchase all Shares tendered to it each Year by the Estate pursuant to the terms of this Agreement, at the Valuation Price per share for that Year.

         3.3 No Obligation. The Estate is under no obligation to tender any Shares in any Year. The election of the Estate to tender less than the full number of Shares it is entitled to tender in a particular Year shall not affect in any manner its right to tender Shares in subsequent Years, but the Annual Purchase Obligation in subsequent Years shall not be increased in any event.

         3.4 Procedure. At any time on or before May 1st of each Year during the term of this Agreement, the Estate shall notify the Company of the number of Shares the Estate elects to tender to the Company during such Year, and the Valuation Price of each Share. On June 1st of each Year, the Estate shall deliver the number of Shares identified in such notice to the Company, and the Company shall purchase such Shares.





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                                   ARTICLE IV

                                    CLOSING

         4.1 Payment. Payment for all Shares purchased during a Year shall occur at Closing, and shall be made in readily available funds.

         4.2 Place. Closing shall occur at the principal office of the Company.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties of the Estate. The Estate represents and warrants to the Company as follows:

                 (a) The Estate has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                 (b) The execution and delivery of this Agreement by the Estate in the consummation of transactions contemplated hereby have been duly authorized and approved, and no other act, approval or proceedings on the part of the Estate or any other person is required to authorize the execution and delivery of this Agreement by it or the consummation of the transactions contemplated hereby.

                 (c) This Agreement constitutes the valid and binding obligation of the Estate enforceable in accordance with its terms, except as such enforcement may be limited by appropriate laws affecting enforcement of creditor's rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

                 (d) Shares tendered to the Company will be free and clear of any liens or encumbrances of any kind, except inchoate liens for federal or state estate taxes not yet paid.





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         5.2     Representations and Warranties by the Company.  The Company
represents and warrants to the Estate as follows:

                 (a) The Company is a corporation duly organized, validly existing in good standing under the laws of the State of Texas.

                 (b) The Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized and approved by its Board of Directors. No other act, approval or proceedings on the part of the Company is required to authorize the execution and delivery of this Agreement by the Company or consummation of the transactions contemplated hereby.

                 (c) This Agreement constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited by applicable laws affecting enforcement of creditor's rights generally and by general principals of equity (whether applied in a proceeding at law or in equity).

                                   ARTICLE VI

                                      TERM

         6.1 Term. This Agreement shall remain in force and effect until the earlier of (a) the purchase by the Company of Shares with a total purchase price equal to the Cumulative Purchase Obligation or (b) one Year following the date the Estate has paid all federal and state estate taxes.




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                                  ARTICLE VII

                             CONDITIONS TO PURCHASE

         7.1 The Company's Obligation to Close. At a Closing, the obligations of the Company to purchase Shares are subject to the following conditions:

                 (a) The representations and warranties of the Estate shall be true, complete and correct on and as of each Closing with the same force and effect as though made on and as of each Closing;

                 (b) The Estate shall have delivered to the Company the number of Shares the Estate wishes the Company to purchase. The Shares shall be free and clear of any liens or encumbrances of any kind, except for inchoate federal or state estate tax liens; and

                 (c) The Company may purchase such Shares without violation of any applicable law or regulation.

         7.2 Obligation of the Estate to Close. At a Closing, the obligations of the Estate to sell Shares are subject to the following condition:

                 (a) The representations and warranties of the Company shall be true, complete and correct when made, and, in addition, shall be true, complete and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing.

                                  ARTICLE VIII

                                     TAXES

         8.1 Liability for Taxes. The Estate shall be liable for all income or other taxes, if any, due from or arising against the Estate as a result of the sale of the Shares to the Company. The Estate shall indemnify and hold the Company harmless from any and all liens for federal or state estate taxes against any Shares purchased by the Company.





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                                   ARTICLE IX

                                    NOTICES

         9.1 Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand, express delivery service, mail by registered or certified mail, postage prepaid, or fax, as follows:

         To the Company:

                 Hastings Books, Music & Video, Inc.
                 P. 0. Box 32270
                 Amarillo, Texas 79120
                 Attn: Gene P. Jones

         To the Estate:

                 John H. Marmaduke, as Independent Executor of the Estate of Sam H. Marmaduke, Deceased.
                 P. 0. Box 33251
                 Amarillo, Texas 79120

or such other address as any party hereto shall have designated by notice in writing to the other party hereto. All such notices given in compliance with the provision of this Article shall be deemed to have been given when delivered.



                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Assignment. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         10.2 Headings. The headings and titles of this Agreement are inserted for convenience only and shall not be a part hereof or affect the construction or interpretation of any provision hereof.





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         10.3    Modifications and Waivers.  No termination, cancellation,
modification, amendment, deletion, addition or other change in this Agreement or any provision thereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect of any occurrence or event on one occasion shall not be deemed a waiver of any such right or remedy in respect to such occurrence or event on any other occasion.

         10.4 Controlling Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

         10.5 Plurals. As used herein, the singular shall include the plural and the plural shall include the singular.

         10.6 Adjustments. In the event of a merger or other business combination whereby shares of common stock of the Company no longer exist, the terms and provisions concerning the purchase obligations of the Company may be appropriately adjusted by a majority of disinterested directors of the Company, or its successors and assigns.

         10.7 Amendment. This Agreement may be amended on behalf of the Company by a majority of disinterested directors of the Company without further action by the shareholders of the Company.

         10.8 Further Assurances. Each party hereby shall execute and deliver such other instruments and take such other actions as the other party hereto may reasonably request in order to carry out the intent and purposes of this Agreement.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and Year first written above.


                                  /s/ JOHN H. MARMADUKE
                                  -------------------------------------------
                                  John H. Marmaduke,
                                  Independent Executor of the
                                  Estate of Sam H. Marmaduke, Deceased



                                  HASTINGS BOOKS, MUSIC & VIDEO, INC.


                                  By: /s/ WALTER McNEER
                                      ---------------------------------------
                                  Name and Title
                                  Executive Vice President

                                  EXHIBIT "A"




                                        ANNUAL
PAYMENT DATE                     PURCHASE OBLIGATIONS
------------                     --------------------
  6/04/94                             $2,000,000

  6/04/95                              2,000,000

  6/04/96                              2,000,000

  6/04/97                              1,500,000

  6/04/98                              1,500,000

  6/04/99                              1,500,000

  6/04/00                              1,500,000

  6/04/01                              1,500,000

  6/04/02                              1,000,000

  6/04/03                              1,000,000
                                       ---------
   TOTAL                              $15,500,000**
                                      ===========





                       ** Cumulative Purchase Obligations

                  FIRST AMENDMENT TO STOCK REDEMPTION AGREEMENT

         WHEREAS, the Company and John H. Marmaduke, as Independent Executor of the Estate of Sam H. Marmaduke, Deceased (the "Estate"), entered into a Stock Redemption Agreement (the "Agreement") dated April 20, 1994; and

         WHEREAS, the Agreement provides that the Agreement may be amended on behalf of the Company by majority of disinterested directors of the Company without further action by the Shareholders of the Company; and

         WHEREAS, a majority of the disinterested directors of the Company have determined that it is in the best interest of the Company to amend the Agreement.

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed as follows:

         1. Article 3.4 is deleted in its entirety and the following is substituted in its place:

                  At any time on or before August 1st of each year during the term of this Agreement, the Estate may notify the Company of the number of Shares the Estate elects to tender to the Company during such year, and the Valuation Price of each Share. Within thirty (30) days thereafter, the Estate shall deliver the number of Shares identified in such notice to the Company, and the Company shall purchase such Shares. Additionally, at any time prior to three years and eleven months following the date of death of Sam H. Marmaduke, the Estate may elect to tender Shares that would otherwise be tendered in the succeeding Year. If an early tender is made, on or before thirty (30) days after delivery of such notice the Estate shall deliver the number of Shares identified in such notice to the Company, and the Company shall purchase such Shares at the Valuation Price in effect on the date of such tender. The Estate may elect at any time to withdraw any tender it has made.

         2. In all other respects, the Agreement as modified herein, remains in full force and effect.

         3. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

         4. This Amendment is effective as of July 1, 1997.


                                     HASTINGS ENTERTAINMENT, INC.

                                     By: /s/ DENNIS MCGILL
                                        ---------------------------------
                                        Dennis Mcgill,
                                        Vice President - Finance

                                     ESTATE OF SAM H. MARMADUKE



                                     By: /s/ JOHN H. MARMADUKE
                                        ---------------------------------
                                        John H. Marmaduke, Independent
                                        Executor